UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

CASI PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

delaware (State or other jurisdiction of incorporation or organization)	000-20713 (Commission File Number)	58-1959440 (IRS Employer Identification No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

(Address of principal executive offices)

20850

(Zip Code)

(240) 864-2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	CASI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2020, Weihao Xu joined CASI Pharmaceuticals, Inc. (the “Company”) as Chief Financial Officer (“CFO”) of the Company. The Board has also appointed Mr. Xu as the Company’s principal financial and accounting officer.

The following are material terms of Mr. Xu’s employment:

•	A one year term, with automatic one year extensions if the agreement is not terminated upon 30 days prior notice by either party; and
•	An annual base salary of $350,000.

The Board also approved a grant of options to purchase 800,000 shares of the Company’s common stock at an exercise price of $2.61 (the closing price on December 16, 2020, the grant date). The options vest as follows: (i) 160,000 on the first anniversary of the date of grant; and (ii) 160,000 on the second anniversary of the date of grant (iii) 240,000 on the third anniversary of the date of grant, and (iv) the remaining 240,000 on the fourth anniversary of the date of grant.

Mr. Xu, age 38, most recently founded and served as Chief Investment Officer for Permanence Capital LLC, a healthcare-dedicated investment firm. From February 2018 until March 2019, he served as CFO for 111, Inc., a Shanghai-based digital healthcare company, where he led the initial public offering of the company on the Nasdaq Stock Market and oversaw the company’s financial operations, corporate strategy and investor relations. Mr. Xu also served as a director of 111, Inc. from September 2018 until his departure. Prior to that, Mr. Xu served as a portfolio manager and investment analyst at Matthews International Capital Management LLC, a San Francisco-based investment firm focusing on investment in Asia, from 2016 to 2018 and subsequently from 2019 to 2020. He also served as head of emerging markets and portfolio manager in New York at Permal Asset Management LLC from 2014 to 2016 and investment analyst in London at Landsdowne Partners from 2012 to 2014. Mr. Xu holds a Master of Philosophy degree in Accounting from Columbia Business School.

There are no arrangements or understandings between Mr. Xu and any other persons pursuant to which he was appointed as Chief Financial Officer of CASI Pharmaceuticals, Inc. There are no family relationships between Mr. Xu and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer, and there have been no transactions between Mr. Xu and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release of the Company announcing Mr. Xu’s appointment  as Chief Financial Officer of CASI Pharmaceuticals, Inc. is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Document

99.1	Press Release of CASI Pharmaceuticals, Inc., dated December 16, 2020

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI PHARMACEUTICALS, INC.
(Registrant)

/s/ Wei-Wu He
Wei-Wu He, Ph.D.
Chairman and CEO

December 16, 2020